POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the person whose signature appears below (the Undersigned ) hereby constitutes and appoints
WILLIAM A. JONES and DANIEL J. TAYLOR his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for, and in the name, place and stead of, the Undersigned in his capacity as an officer of METRO-GOLDWYN-MAYER INC.
(the  Company ), to sign any and all Forms 3, 4 and 5 pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the Act ) and to file the same with the Securities and Exchange Commission and any stock exchange or similar authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the Undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitution or substitutes, may lawfully do or cause to be done by virtue hereof.

The Undersigned hereby acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the specific request of the Undersigned, are not assuming, nor is the Company assuming, any of the Undersigned s responsibilities to comply with Section 16 of the Act.

This Power of Attorney shall remain in full force and effect as to Undersigned until he is no longer required to file Forms 3, 4 or 5 with respect to his holdings of, or transactions in, securities issued by the Company, unless earlier revoked by the Undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


Dated:  August 7, 2002.


/S/ JAY RAKOW
JAY RAKOW


Cp\wp\sec\powerofatty.doc